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                                                                       EXHIBIT 1

                          CONSENT OF VANTICO GROUP S.A.


     The undersigned agrees that the Schedule 13G executed by Vantico Holding S.A. to which this statement is attached as an exhibit is filed on behalf of Vantico Holding S.A., Vantico International S.A. and Vantico Group S.A. pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934.

Dated: May 7, 2002


                                       VANTICO GROUP S.A.


                                       By: /s/ HELMUT STRAMETZ
                                          --------------------------------------
                                       Name:  Helmut Strametz
                                       Title: Chief Executive Officer

                                       By: /s/ KENNETH GREATBATCH
                                           -------------------------------------
                                       Name:    K.J. Greatbatch
                                       Title:   Chief Financial Officer